Exhibit 99.1

Zhone Technologies Reports Third Quarter 2008 Financial Results

OAKLAND, Calif.--(BUSINESS WIRE)--October 21, 2008--Zhone Technologies, Inc. (NASDAQ:ZHNE), a global leader in multi-service access solutions, today reported its financial results for the third quarter ended September 30, 2008.

Revenue for the third quarter of 2008 was $32.0 million compared with $40.1 million for the second quarter of 2008 and $41.6 million for the third quarter of 2007. Net loss for the third quarter of 2008, calculated in accordance with generally accepted accounting principles (“GAAP”), was $6.5 million or $0.04 per share compared with a net loss of $80.3 million or $0.53 per share for the second quarter of 2008, and a net loss of $1.5 million or $0.01 per share for the third quarter of 2007. Pro forma earnings before stock-based compensation, interest, taxes, depreciation, restructuring, lease liability accruals, gain on sale of intangible assets, and goodwill impairment (“EBITDA”) was a $4.6 million loss for the third quarter of 2008, compared to a pro forma EBITDA loss of $5.2 million for the second quarter of 2008, and pro forma EBITDA loss of $4.9 million for the third quarter of 2007.

Zhone’s chief executive officer Mory Ejabat stated, “Our new product releases and customer wins were unfortunately overshadowed by weaker than expected financial performance. The global credit contraction caused many of our customers to defer or reduce network expansion. Until the economic environment improves, we will continue to reduce operating expenses and improve gross margins by reducing the cost of our products.”

Zhone will conduct a conference call and audio webcast today, October 21, 2008, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2008 results. This call is open to the public by dialing +1 (800) 901-5213 for U.S. callers and +1 (617) 786-2962 for international callers and then entering passcode 83213297. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 66470411. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies — Access for a Converging World

Zhone Technologies, Inc. (NASDAQ:ZHNE) is a global leader in multi-service access network solutions, serving more than 700 of the world’s most innovative network operators. The company offers the industry’s broadest fully-integrated portfolio of MSAP, FTTx, EFM and Wi-Fi access technologies, enabling a full suite of services, including residential and business broadband, VoIP, and High-Definition IPTV. Zhone’s converged multi-service access platform helps operators rapidly deploy premium services using copper, fiber, and wireless while improving network agility and reducing costs. www.zhone.com

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice. Copyright © 2008 Zhone Technologies, Inc. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to projected improvement of gross margins; and anticipated reduction of expenses. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of our products; intense competition in the communications equipment market; our ability to execute on our strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2007 and Zhone’s quarterly reports on Form 10-Q for the quarters ended June 30, 2008 and March 31, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. Unaudited Condensed Consolidated Statements of Operations (In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Net revenue	$32,020	$40,069	$41,604	$115,122	$128,835
Cost of revenue	22,332	28,412	29,066	79,921	85,581
Stock-based compensation	44	41	67	135	268
Gross profit	9,644	11,616	12,471	35,066	42,986
Operating expenses:
Research and product development (1)	6,480	7,156	8,154	20,780	25,338
Sales and marketing (1)	6,483	7,855	8,446	22,080	25,141
General and administrative (1)	2,834	6,388	2,260	12,234	7,868
Gain on sale of intangible assets	-	(93)	(5,000)	(3,297)	(5,000)
Goodwill impairment	-	70,401	-	70,401	-
Total operating expenses	15,797	91,707	13,860	122,198	53,347
Operating loss	(6,153)	(80,091)	(1,389)	(87,132)	(10,361)
Other expense, net	(326)	(150)	(16)	(496)	(221)
Loss before income taxes	(6,479)	(80,241)	(1,405)	(87,628)	(10,582)
Income tax provision	50	93	125	176	288
Net loss	$(6,529)	$(80,334)	$(1,530)	$(87,804)	$(10,870)
Basic and diluted net loss per share	$(0.04)	$(0.53)	$(0.01)	$(0.58)	$(0.07)
Weighted average shares outstanding used to compute basic and diluted net loss per share	150,443	150,260	149,715	150,258	149,512

(1) Amounts include stock-based compensation costs as follows:
Research and product development	116	128	179	389	625
Sales and marketing	146	128	154	412	512
General and administrative	292	343	308	938	1,057
	554	599	641	1,739	2,194

GAAP net loss	$(6,529)	$(80,334)	$(1,530)	$(87,804)	$(10,870)
Stock-based compensation	598	640	708	1,874	2,462
Interest expense, net	293	190	38	619	282
Income taxes	50	93	125	176	288
Depreciation	573	579	716	1,708	2,044
Restructuring	380	-	-	380	-
Lease liability accrual	-	3,305	-	3,305	-
Gain on sale of intangible assets	-	(93)	(5,000)	(3,297)	(5,000)
Goodwill impairment	-	70,401	-	70,401	-
Non-GAAP pro forma EBITDA	$(4,635)	$(5,219)	$(4,943)	$(12,638)	$(10,794)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES Unaudited Condensed Consolidated Balance Sheets (In thousands)

	September 30,	December 31,
	2008	2007

Assets
Current assets:
Cash, cash equivalents and short-term investments	$41,251	$50,165
Accounts receivable	26,595	33,258
Inventories	42,858	44,698
Prepaid expenses and other current assets	2,908	3,804
Total current assets	113,612	131,925
Property and equipment, net	20,102	20,818
Goodwill	-	70,401
Restricted cash	122	186
Other assets	55	76
Total assets	$133,891	$223,406
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,196	$21,276
Line of credit	15,000	15,000
Current portion of long-term debt	363	265
Accrued and other liabilities	14,276	17,888
Total current liabilities	46,835	54,429
Long-term debt, less current portion	18,811	19,140
Other long-term liabilities	4,563	290
Total liabilities	70,209	73,859
Stockholders’ equity:
Common stock	151	150
Additional paid-in capital	1,064,012	1,061,849
Other stockholders’ equity	385	610
Accumulated deficit	(1,000,866)	(913,062)
Total stockholders’ equity	63,682	149,547
Total liabilities and stockholders' equity	$133,891	$223,406

CONTACT:
Zhone Investor Relations
Molly Deltoro, +1 510-777-7013
Fax: +1 510-777-7001
investor-relations@zhone.com
or
Zhone Public Relations
Tracy Oliver, +1 510-665-7984
Mobile: +1 925-640-0989
tracy@skycastlemedia.com